UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         March 16, 2007

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17150 South Margay Avenue, Carson, CA		90746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code         (310) 735-0085

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 16, 2007, U.S. Auto Parts Network, Inc. (the “Company”) entered into an agreement with each stockholder who sold shares of the Company’s common stock in the Company’s initial public offering completed in February 2007 (the “Selling Stockholders”), as well as with each officer and/or director who is an affiliate of a Selling Stockholder, pursuant to which each Selling Stockholder (and the applicable officers and/or directors) agreed not to offer, sell, pledge, contract to sell, grant any option to purchase, grant a security interest in, hypothecate or otherwise dispose of any shares of the Company’s common stock, or any securities convertible into, derivative of or exercisable or exchangeable for the Company’s common stock, until after August 8, 2008 without first obtaining the written consent of the Company. On that same date, the Company also entered into agreements with each other executive officer and director of the Company, as well as one of the Company’s stockholders, Oak Investment Partners XI, L.P. (“Oak Partners”), pursuant to which each such person and Oak Partners agreed to similar transfer restrictions for a period through February 8, 2008. The agreements with the executive officers who are not affiliates of the Selling Stockholders terminate in the event the officers are terminated by the Company.

The Selling Stockholders consist of the Khazani Living Trust established October 26, 2004, the Nia Living Trust established September 24, 2004, the Elyashar Living Trust established August 4, 2004, the Pine Family Partnership, the Daugherty Family Limited Partnership, Lowell E. Mann and Brian Tinari. The officers and/or directors who are affiliates of such Selling Stockholders are Sol Khazani, the Chairman of the Company’s Board; Mehran Nia, the Chief Executive Officer and President; Ben Elyashar, the Director of Perfect Fit and a former director of the Company and the Company’s former Chief Operating Officer; Richard Pine, a director of the Company and the Company’s Vice President of Strategic Planning; and Todd Daugherty, the Vice President of Vendor Relations. The information regarding the Selling Stockholders, the persons affiliated with the Selling Stockholders, and Oak Partners set forth in the section entitled “Principal and Selling Stockholders” in the Company’s registration statement on Form S-1 (File No. 333-138979), as amended, originally filed with the Securities and Exchange Commission on November 2, 2006, is incorporated herein by reference. The other officers and directors who entered into the above-described agreements are Michael J. McClane, the Chief Financial Officer and Executive Vice President of Finance; Howard Tong, the Chief Operating Officer; Alexander Adegan, the Chief Information Officer; and Houman Akhavan, the Vice President of Marketing.

Item 2.02. Results of Operations and Financial Condition.

On March 20, 2007, the Company issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2006. A copy of the press release is furnished herewith as Exhibit No. 99.1.

The information contained in Item 2.02 and in Item 9.01 (with respect to Exhibit 99.1) and in Exhibit 99.1 attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of lock-up agreement, dated March 16, 2007, by and between U.S. Auto Parts Network, Inc. and each of the selling stockholders and the officers and/or directors affiliated with such selling stockholders

10.2	Form of lock-up agreement, dated March 16, 2007, by and between U.S. Auto Parts Network, Inc. and each other executive officer and director

10.3	Lock-up agreement, dated March 16, 2007, by and between U.S. Auto Parts Network, Inc. and Oak Investment Partners XI, L.P.

99.1	Press Release, dated March 20, 2007, of U.S. Auto Parts Network, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2007	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ MICHAEL J. MCCLANE
Michael J. McClane
Chief Financial Officer, Executive Vice President of Finance, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of lock-up agreement, dated March 16, 2007, by and between U.S. Auto Parts Network, Inc. and each of the selling stockholders and the officers and/or directors affiliated with such selling stockholders

10.2	Form of lock-up agreement, dated March 16, 2007, by and between U.S. Auto Parts Network, Inc. and each other executive officer and director

10.3	Lock-up agreement, dated March 16, 2007, by and between U.S. Auto Parts Network, Inc. and Oak Investment Partners XI, L.P.

99.1	Press Release, dated March 20, 2007, of U.S. Auto Parts Network, Inc.